Exhibit 99.1

Gladstone Capital Corporation Reports Financial Results for the

Quarter Ended December 31, 2011

•	Net Investment Income for the three months ended December 31, 2011, was $4.4 million, or $0.21 per common share.

•	Net Decrease in Net Assets Resulting From Operations for the three months ended December 31, 2011, was $1.3 million, or $0.06 per common share.

McLean, VA, January 31, 2012: Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) today announced earnings for the quarter ended December 31, 2011. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for three months: Net Investment Income for the quarter ended December 31, 2011 was $4.4 million, or $0.21 per share, as compared to $4.6 million, or $0.22 per share, for the prior year period, a decrease in Net Investment Income of 4.7%. The decrease in net investment income was largely due to an increase in interest and dividend expense for the three months ended December 31, 2011 of a combined $1.7 million, partially offset by an increase in interest income of $1.5 million compared to the first quarter of fiscal 2011. Interest expense increased during the quarter ended December 31, 2011 compared to the prior year quarter due to increased borrowings, which we used to make new investments during fiscal year 2011. The Company paid dividends on its newly issued 7.125% Series 2016 Term Preferred Stock (“Term Preferred Stock”) for the first time in December 2011, which totaled $0.4 million of dividends expense. Interest income on investments increased by 19.7%, primarily due to an increase in the weighted average principal balance of the Company’s interest-bearing investments by $69.3 million (or 25.8%) to $337.9 million as of December 31, 2011, which primarily resulted from the purchase of syndicated loans during the second half of fiscal year 2011. Partially offsetting this increase was a decrease in the annualized weighted average yield on the Company’s interest bearing investments by 0.5% during the quarter ended December 31, 2011 compared to the prior year quarter.

Net (Decrease) Increase in Net Assets Resulting from Operations for three months: Net (Decrease) Increase in Net Assets Resulting from Operations for the quarter ended December 31, 2011 was a decrease of $(1.3) million, or $(0.06) per share, as compared to an increase of $2.1 million or $0.10 per share, for the prior year period. In addition to the changes in net investment income described above, the decrease in Net (Decrease) Increase in Net Assets Resulting from Operations from the prior year was primarily driven by $9.3 million in net unrealized depreciation on the existing investment portfolio, due primarily to decreased performance of certain of the Company’s portfolio companies during the quarter ended December 31, 2011. Partially offsetting this decrease, was the reversal of unrealized depreciation of $11.6 million associated with the exits of two investments during the quarter ended December 31, 2011. In addition, the Company recognized $8.4 million in realized losses related to these exits.

Investment Portfolio Fair Value: As of December 31, 2011, the Company’s entire portfolio was fair valued at 79.0% of cost, as compared to 79.1% as of September 30, 2011.

Net Asset Value: Net asset value was $9.90 per share as of December 31, 2011, as compared to $10.16 per share as of September 30, 2011.

Asset Characteristics: Total assets were $308.1 million at December 31, 2011, as compared to $317.6 million at September 30, 2011. At December 31, 2011, the Company had investments in 57 portfolio companies, with an aggregate cost basis of $370.5 million and an aggregate fair value of $292.8 million. At September 30, 2011, the Company had investments in 59 portfolio companies, with an aggregate cost basis of $382.8 million and an aggregate fair value of $302.9 million. As of December 31, 2011, the Company’s investment portfolio at fair value was comprised of 95.9% in debt securities and 4.1% in equity securities. Syndicated investments comprised 30.5% of the Company’s investment portfolio at fair value as of December 31, 2011, compared to 29.9% as of September 30, 2011.

Investment Yield: The annualized weighted average yield on the Company’s interest-bearing investments was 10.9% for the quarter ended December 31, 2011, as compared to 11.4% for the prior year period. The decrease in the weighted average yield for the quarter ended December 31, 2011, primarily resulted from the purchase of syndicated loans during fiscal year 2011, which generally bear lower interest rates than the Company’s proprietary debt investments, as well as the restructure of the Company’s debt investments in Sunshine Media Holdings (“Sunshine”) into lower interest rates. 87.2% of the Company’s debt investment portfolio as of December 31, 2011 consisted of variable rate loans with floors, as compared to 84.7% as of December 31, 2010.

Highlights for the Quarter: For the quarter ended December 31, 2011, the following significant events occurred:

•

New Investment Activity: The Company invested $1.6 million in one new portfolio company and $9.7 million of investments in existing portfolio companies through revolver draws, the addition of new term notes or additional equity, for an aggregate of $11.3 million in new investments.

•

Principal Repayments: The Company received aggregate repayments of $10.8 million, which includes various scheduled and unscheduled principal repayments, including an early payoff, at par, for $6.1 million in net proceeds.

•

Investment Restructure: Effective October 2011, the Company restructured its investments in Sunshine by reducing the interest rates on its line of credit, senior term debt and last-out tranche senior term debt to preserve Sunshine’s capital to enable Sunshine to invest in new and existing initiatives. The Company also invested $0.6 million in preferred equity in Sunshine during the three months ended December 31, 2011.

•

Investment Exit: In December 2011, the Company sold its investments in Newhall Holdings Inc. (“Newhall”) for net proceeds of $3.3 million, which resulted in a realized loss of $7.4 million recorded in the three months ended December 31, 2011. The Company’s debt investments in Newhall had previously been on non-accrual status.

•

Term Preferred Stock: In November, 2011, the Company completed a public offering of 1.5 million shares of Term Preferred Stock for gross proceeds of $38.5 million and net proceeds, after deducting underwriting discounts and offering expenses borne by the Company, of $36.4 million which the Company used to repay a portion of the outstanding borrowings under its credit facility.

•

Distributions: The Company paid monthly cash distributions to stockholders of $0.07 per common share for each of October, November and December 2011. The Company also made its first Term Preferred Stock distribution of $0.28203125 per preferred share in

December 2011, including the prorated November and full December monthly dividend amounts.

Comments from the Company’s President, Chip Stelljes: “During the first quarter of fiscal 2012, we continued to focus on managing our existing portfolio, with limited new investments. During the quarter, we were able to restructure one non-accrual investment into an accrual investment and we also exited a non-accrual investment. We are pleased that we were able to raise long term capital through our Term Preferred Stock offering and to extend our line of credit by three years. We expect that this capital will enable us to grow the portfolio and increase our net investment income over the long term.”

Subsequent Events: After December 31, 2011, the following events occurred:

•

Amendment of the Credit Facility: On January 19, 2012, the Company entered into an agreement on its $137.0 million line of credit (“Amended Credit Facility”) to extend the maturity date three years to January 18, 2015 (the “Maturity Date”). The Amended Credit Facility was arranged by Key Equipment Finance Inc., as administrative agent, with Branch Banking and Trust Company and ING Capital LLC also joining the Amended Credit Facility as committed lenders. The Amended Credit Facility may be expanded to a maximum of $237.0 million through the addition of other committed lenders to the facility. If the Amended Credit Facility is not renewed or extended by the Maturity Date, all principal and interest will be due and payable on or before January 18, 2016. The interest rates on advances under the Amended Credit Facility remained unchanged at 30-day LIBOR, subject to a minimum rate of 1.5%, plus 3.75% per annum.

•

Investment Activity: Subsequent to December 31, 2011, the Company extended an aggregate amount of approximately $3.1 million to 8 existing portfolio companies in revolver draws and received scheduled repayments of $0.5 million from 9 portfolio companies. Additionally, Global Materials Technologies, Inc. made an early payoff at par of $2.4 million in January 2012, and paid $1.0 million in success fees to the Company.

•	Distributions Declared: The Company’s board of directors declared the following monthly distributions to stockholders:

Record Date	Payment Date	Distribution per Common Share	Distribution per Term Preferred Share
January 23, 2012	January 31, 2012	$0.07	$0.1484375
February 21, 2012	February 29, 2012	0.07	0.1484375
March 22, 2012	March 30, 2012	0.07	0.1484375

	Total for the Quarter	$0.21	$0.4453125

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	December 31, 2011	December 31, 2010
For the Three Months Ended:
Net investment income	$4,418	$4,637
Net (decrease) increase in net assets resulting from operations	(1,289)	2,132
Average yield on interest-bearing investments	10.9%	11.4%
Total dollars invested	$11,251	$11,794
Total dollars repaid	10,780	13,208

	December 31, 2011	September 30, 2011
As of:
Fair value as a percent of cost	79.0%	79.1%
Net asset value per share	$9.90	$10.16
Number of portfolio companies	57	59
Total assets at fair value	$308,116	$317,624

Conference Call for Stockholders: The Company will hold a conference call on Wednesday, February 1, 2012, at 8:30 a.m. EST. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available from the date of the call through March 2, 2012. To hear the replay, please dial (877) 344-7529 and use conference passcode number 10008736. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneCapital.com. The event will be archived and available for replay on the Company’s website from the date of the call through April 2, 2012.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company’s Form 10-Q for the fiscal quarter ended December 31, 2011, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (“SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneCapital.com. To obtain a paper copy from the Company, please contact the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

Gladstone Capital Corporation is a publicly traded business development company that invests in debt securities consisting primarily of senior term loans, second term lien loans, and senior subordinate term loans in small and medium sized U.S. businesses. The Company has paid 100 consecutive monthly cash distributions on its common stock. Before the Company started paying monthly distributions, the Company paid eight consecutive quarterly cash distributions. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Capital Corporation, +1-703-287-5893

The statements in this press release regarding the ability of the Company to manage its existing portfolio, grow its portfolio and increase its net investment income over the long term and other such statements are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on the Company’s portfolio companies and on the senior loan market, along with those factors listed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the SEC on November 14, 2011. Such “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	December 31, 2011	September 30, 2011
ASSETS
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $273,177 and $288,266, respectively)	$248,832	$257,302
Control investments (Cost of $97,293 and $94,549, respectively)	44,014	45,645

Total investments at fair value (Cost of $370,470 and $382,815, respectively)	292,846	302,947
Cash	5,772	6,732
Restricted cash	1,225	—
Interest receivable – investments in debt securities	2,921	3,066
Interest receivable – employees	13	—
Due from custodian	1,669	2,547
Deferred financing fees	2,261	650
Prepaid assets	825	996
Other assets	584	686

TOTAL ASSETS	$308,116	$317,624

LIABILITIES
Borrowings at fair value (Cost of $56,900 and $99,400, respectively)	$57,213	$100,012
Mandatorily redeemable preferred stock, $0.001 per share par value, $25 per share liquidation preference; 4,000,000 and no shares authorized; 1,539,882 and no shares issued and outstanding at December 31, 2011 and September 30, 2011, respectively	38,497	—
Accounts payable and accrued expenses	524	513
Interest payable	205	289
Fees due to Adviser	1,414	1,760
Fee due to Administrator	195	194
Other liabilities	2,052	1,135

TOTAL LIABILITIES	$100,100	$103,903

NET ASSETS	$208,016	$213,721

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 46,000,000 and 50,000,000 shares authorized; 21,019,242 and 21,039,242 shares issued and outstanding at December 31, 2011 and September 30, 2011, respectively	$21	$21
Capital in excess of par value	326,756	326,913
Notes receivable – employees	(3,699)	(3,858)
Cumulative net unrealized depreciation on investments	(77,624)	(79,867)
Cumulative net unrealized appreciation on borrowings	(313)	(612)
Under distributed net investment income	108	108
Accumulated net realized losses	(37,233)	(28,984)

TOTAL NET ASSETS	$208,016	$213,721

NET ASSET VALUE PER COMMON SHARE AT END OF PERIOD	$9.90	$10.16

GLADSTONE CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$7,889	$6,926
Control investments	1,358	797
Cash	6	—
Notes receivable from employees	67	122

Total interest income	9,320	7,845
Other income
Non-Control/Non-Affiliate investments	—	161

Total other income	—	161

Total Investment income	9,320	8,006

EXPENSES
Loan servicing fee	959	842
Base management fee	597	505
Incentive fee	1,035	1,159
Administration fee	195	186
Interest expense on borrowings	1,139	(120)
Dividend expense on mandatorily redeemable preferred stock	434	—
Amortization of deferred financing fees	457	297
Professional fees	292	332
Other expenses	244	220

Expenses before credits from Adviser	5,352	3,421
Credits to fees from Adviser	(450)	(52)

Total expenses net of credits to fees	4,902	3,369

NET INVESTMENT INCOME	4,418	4,637

REALIZED AND UNREALIZED (LOSS) GAIN ON:
Net realized loss on investments	(8,249)	—
Net unrealized appreciation (depreciation) on investments	2,243	(2,944)
Net unrealized depreciation on borrowings	299	439

Net loss on investments and borrowings	(5,707)	(2,505)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(1,289)	$2,132

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$(0.06)	$0.10

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,038,590	21,039,242

GLADSTONE CAPITAL CORPORATION

FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AND PER UNIT DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
Per Common Share Data(A)
Net asset value at beginning of period	$10.16	$11.85

Income from investment operations (B)
Net investment income	0.21	0.22
Net realized loss on investments	(0.39)	—
Net unrealized appreciation (depreciation) on investments	0.11	(0.14)
Net unrealized depreciation on borrowings	0.01	0.02

Total from investment operations	(0.06)	0.10

Distributions to common stockholders from (B)(C)
Net investment income	(0.21)	(0.21)

Total distributions to common stockholders	(0.21)	(0.21)

Capital Common Share transactions
Repayment of principal on notes receivables	0.01	—
Stock redemption for repayment on notes receivables	(0.01)	—

Total from capital common share transactions	—	—

Other, net (D)	0.01	—

Net asset value at end of period	$9.90	$11.74

Per common share market value at beginning of period	$6.86	$11.27
Per common share market value at end of period	7.63	11.52
Total return(E)(F)	14.25%	4.11%
Common shares outstanding at end of period	21,019,242	21,039,242

Statement of Assets and Liabilities Data:
Net assets at end of period	$208,016	$246,960
Average net assets(G)	210,972	247,513
Senior Securities Data:
Borrowings at fair value	57,213	25,301
Mandatorily redeemable preferred stock	38,497	—
Asset coverage ratio(H)(I)	318%	1,061%
Asset coverage per unit(I)	$3,179	$10,612
Ratios/Supplemental Data:
Ratio of expenses to average net assets-annualized(J)	10.15%	5.53%
Ratio of net expenses to average net assets-annualized(K)	9.30	5.44
Ratio of net investment income to average net assets-annualized	8.38	7.49

(A)	Based on actual shares outstanding at the end of the corresponding period.
(B)	Based on weighted average basic per share data.
(C)

Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the U.S.

(D)

Represents the impact of the different share amounts (weighted average shares outstanding during the period and shares outstanding at the end of the period) in the per share data calculations and rounding impacts.

(E)

Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period, taking into account distributions reinvested in accordance with the terms of the Company’s dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(F)	Amounts were not annualized.
(G)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(H)

As a Business Development Company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments. The Company’s mandatorily redeemable preferred stock is characterized as borrowings for the asset coverage ratio.

(I)

Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(J)	Ratio of expenses to average net assets is computed using expenses before credits, if any, from the Adviser to the base management and incentive fees and including income tax expense.
(K)	Ratio of net expenses to average net assets is computed using total expenses net of credits from the Adviser to the base management and incentive fees and including income tax expense.